Exhibit l

1345 AVENUE OF THE AMERICAS, 11TH FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

October 17, 2014

Forefront Income Trust
590 Madison Ave, 34th Floor

New York, NY 10022

Re: Registration Statement on Form N-2 (File Nos. 333-195106 and 811-22956)

Ladies and Gentlemen:

We have acted as counsel to Forefront Income Trust, a Delaware statutory trust (the “Trust”), in connection with the above-captioned registration statement (the “Registration Statement”), including the prospectus (the “Prospectus”) and the Statement of Additional Information contained therein, filed pursuant to the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”), relating to the offer and sale by the Trust of $100,000,000 maximum aggregate offering price of common shares of beneficial interest, $0.01 par value (“Shares”) of the Trust.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) and executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Trust. In addition, we have assumed that the Shares are to be offered and sold in the manner set forth in the Prospectus.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be legally and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to the Delaware Statutory Trust Act, as currently in effect, and no opinion is expressed as to the laws of any other jurisdiction, any other laws of the State of Delaware or the effect any such other laws may have on the opinions expressed herein. In addition, to the extent the Trust’s Agreement and Declaration of Trust or By-Laws refer to, incorporate or require compliance with the1940 Act or any other law or regulation, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

Forefront Income Trust October 17, 2014 Page 2 of 2

This opinion letter has been prepared and is to be understood in accordance with the customary practices of lawyers who regularly give, and lawyers who regularly advise recipients regarding, opinions of this nature, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements applicable to the Registration Statement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion letter with the Securities and Exchange Commission (the “Commission”) as Exhibit l to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Counsel” in the Prospectus and in the Statement of Additional Information. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 or 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

ELLENOFF GROSSMAN & SCHOLE LLP